Exhibit (e)(4)

AMENDMENT TO

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

November 4, 2008

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105-4800

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Government Money Market, PIMCO Treasury Money Market and PIMCO Unconstrained Tax Managed Bond Funds (the “Funds”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the “Contract”) dated February 26, 2008, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to make certain changes and to add the Funds to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto and the Contract is amended as of the date hereof to make additional changes as follows:

(a) The fourth and fifth sentences of Paragraph 1 of the Contract are replaced in their entirety with the following:

A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund and Portfolio, and each Fund currently offers its shares with respect to up to twelve classes: Class A, Class B, and Class C1 shares (together, the “Retail Classes”), and Class D shares, Class J shares, Class K shares, Class M shares, Class P shares, Class R shares, Institutional Class shares, Administrative Class shares, and Advisor Class shares. The Trust engages in the business of investing and reinvesting the assets of the Funds and Portfolios in the

[1]	Class C shares for certain Funds may be offered at a public offering price that is equal to their net asset value plus a sales charge of up to 1% of the public offering price. For purposes of this Contract, such shares will be referred to as “Class CII” shares.

manner and in accordance with the investment objectives and restrictions specified in the Trust’s currently effective Prospectuses and/or Offering Memoranda, and Statement(s) of Additional Information and/or Offering Memoranda Supplement(s), (together, the “Prospectus”) relating to the Retail Classes, Class D, Class J, Class K, Class M, Class P, Class R, Institutional Class, Administrative Class and Advisor Class shares of the Funds and the shares of the Portfolios, included in the Trust’s Registration Statement, as amended from time to time (the “Registration Statement”), as filed by the Trust under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “1940 Act”) and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”), as applicable.

(b) The first sentence of Paragraph 3 is replaced in its entirety as follows:

The Distributor will have the right, as principal, to sell shares of each Class of each Fund directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares, Class CII shares, Class J shares and Class K shares, and at net asset value in the case of Class B shares, Class C shares, Class D shares, Class M shares, Class P shares, Class R shares, Institutional Class shares, Administrative Class shares and Advisor Class shares.

(c) The last sentence of Paragraph 3 is replaced in its entirety as follows:

The price for introducing brokers, participating brokers and other financial intermediaries shall be, in the case of Class A shares, Class CII shares, Class J shares and Class K shares, the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class B shares, Class C shares, Class D shares, Class M shares, Class P shares, Class R shares, Institutional Class shares, Administrative Class shares, and Advisor Class shares, net asset value.

(d) With respect to Paragraph 6, the Trust on behalf of the PIMCO Government Money Market and PIMCO Treasury Money Market Funds shall pay the Distributor a servicing fee at an annual rate of 0.10% of each Fund’s average daily net assets attributable to its Class A shares and Class C shares upon the terms and conditions set forth in the relevant Distribution and Servicing Plans. The Trust on behalf of the PIMCO Government Money Market and PIMCO Treasury Money Market Funds shall pay the Distributor a servicing fee at an annual rate of 0.25% of each Fund’s average daily net assets attributable to its Class R shares upon the terms and conditions set forth in the Distribution and Servicing Plan. Pursuant to the relevant Distribution and Servicing Plans, the Trust shall not make any payment of a distribution fee for Class A, Class C or Class R shares to the Distributor on behalf of the PIMCO Government Money Market Fund or PIMCO Treasury Money Market Fund. The last sentence of Paragraph 6 is replaced in its entirety as follows:

The Distributor shall receive no compensation from the Trust for services as distributor of the Institutional Class, Class M, Class P or Class D shares, although the Administrator may choose, in respect of Class D shares, to make payments to the Distributor pursuant to the Defensive Plan or otherwise.

(e) The last sentence of Paragraph 15(c) is replaced in its entirety as follows:

The Trust may enter into arrangements with affiliates of the Distributor providing for the payment by such affiliates of some or all of these expenses as they relate to Class D, Class J, Class K, Class M, Class P, Institutional Class, Administrative Class and/or Advisor Class shares.

(f) All references to the PIMCO Money Market Portfolio are changed to PIMCO Short-Term Floating NAV Portfolio.

(g) All references to “Third Amended and Restated Administration Agreement” are hereby changed to “Supervision and Administration Agreement.”

(h) All references to the Administrative Services Plan for Class P shares are hereby deleted and the defined terms “Administrative Services Plan” and the “Plans” shall not include any plan with respect to the Class P shares.

5. This Amendment and the Contract shall become effective with respect to the Funds and each class thereof on November 4, 2008 and shall continue in effect for a period not to exceed one year from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds and each class thereof only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Funds and each class thereof, by the vote of a majority of the outstanding voting securities of the Funds, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and each class thereof and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Funds or class thereof or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO FUNDS

By:
Title:	President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:
Title:	Managing Director

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Funds and

Allianz Global Investors Distributors LLC (formerly PIMCO Advisors Distributors LLC)

February 26, 2008

As supplemented

November 4, 2008

This contract relates to the following Funds and Portfolios:

Funds:

All Asset Fund	Liquid Assets Fund
All Asset All Authority Fund	Loan Obligation Fund
California Intermediate Municipal Bond Fund	Long Duration Fund
California Short Duration Municipal Income Fund	Long Duration Total Return Fund
Commercial Mortgage Securities Fund	Long-Term U.S. Government Fund
CommodityRealReturn Strategy Fund	Low Duration Fund
Convertible Fund	Low Duration Fund II
Developing Local Markets Fund	Low Duration Fund III
Diversified Income Fund	Moderate Duration Fund
Emerging Local Bond Fund	Money Market Fund
Emerging Markets Bond Fund	Mortgage-Backed Securities Fund
EM Fundamental IndexPLUS TR Strategy Fund	Municipal Bond Fund
European StocksPLUS TR Strategy Fund	Real Return Fund
Extended Duration Fund	Real Return Asset Fund
Far East (Ex-Japan) StocksPLUS TR Strategy Fund	RealEstateRealReturn Strategy Fund
Floating Income Fund	RealRetirement 2010 Fund
Foreign Bond Fund (U.S. Dollar-Hedged)	RealRetirement 2020 Fund
Foreign Bond Fund (Unhedged)	RealRetirement 2030 Fund
Fundamental Advantage Tax Efficient Strategy Fund	RealRetirement 2040 Fund
Fundamental Advantage Total Return Strategy Fund	RealRetirement 2050 Fund
Fundamental IndexPLUS Fund	Short Duration Municipal Income Fund
Fundamental IndexPLUS TR Fund	Short-Term Fund
Global Advantage Strategy Bond Fund	Small Cap StocksPLUS TR Fund
Global Bond Fund (Unhedged)	StocksPLUS Fund
Global Bond Fund (U.S. Dollar-Hedged)	StocksPLUS Long Duration Fund
Global Multi-Asset Fund	StocksPLUS Municipal-Backed Fund
GNMA Fund	StocksPLUS TR Short Strategy Fund
Government Money Market Fund	StocksPLUS Total Return Fund
High Yield Fund	Total Return Fund
High Yield Municipal Bond Fund	Total Return Fund II
Income Fund	Total Return Fund III
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)	Treasury Money Market Fund
International StocksPLUS TR Strategy Fund (Unhedged)	Unconstrained Bond Fund
Investment Grade Corporate Bond Fund	Unconstrained Tax Managed Bond Fund
Japanese StocksPLUS TR Strategy Fund

Portfolios:

Asset-Backed Securities Portfolio	Mortgage Portfolio II
Asset-Backed Securities Portfolio II	Municipal Sector Portfolio
Emerging Markets Portfolio	Opportunity Portfolio[1]
Developing Local Markets Portfolio	Real Return Portfolio
High Yield Portfolio	Short-Term Floating NAV Portfolio
International Portfolio	Short-Term Portfolio
Investment Grade Corporate Portfolio	Short-Term Portfolio II
Long Duration Corporate Bond Portfolio	U.S. Government Sector Portfolio
Mortgage Portfolio	U.S. Government Sector Portfolio II

[1]	Opportunity Portfolio has not been offered to clients.